UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  August 27, 2002

                                 TVI CORPORATION
             (Exact name of registrant as specified in its chapter)

            Maryland                      0-10449                52-1085536
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)          Identification No.)

              7100 Holladay Tyler Road,
                  Glenn Dale, MD                                   20769
     ----------------------------------------                    ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: 301-352-8800





           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

Upon the recommendation of the Audit Committee of the Board of Directors of TVI Corporation (TVI), TVI's Board of Directors on August 14, 2002 decided to change the Registrant's independent public accountant.

Aronson & Company is the new independent public accountant, succeeding Gilliland & Associates. Gilliland & Associates' reports on the Registrant's financial statements for the past two fiscal years ending December 31, 2001 and December 31,2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years ending December 31, 2001 and December 31, 2000, there have been no disagreements with Gilliland & Associates on any matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Gilliland & Associates, would have caused Gilliland & Associates to make reference to the subject matter of the disagreement(s) in connection with its report on the Registrant's financial statements.

The Registrant provided Gilliland & Associates a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Gilliland & Associates furnish Registrant with a letter to the Securities and Exchange Commission stating whether they agree with the statements in this Item
4. As such letter is not available as of the date of this report, Registrant has requested that Gilliland & Associates provide the Registrants with a letter addressed to the Commission, so that it can be filed within ten business days after the filing of this report.

Aronson & Company was engaged on August 14, 2002 as the Registrant's independent public accountant for the fiscal year ending December 31, 2002. The decision to retain Aronson & Company was recommended by the Registrant's Audit Committee and approved by the Board of Directors.

                  .
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         TVI CORPORATION
                                                         (Registrant)




Date:   August 27, 2002                                   /s/ Richard V. Priddy
                                                         -----------------------
                                                         Richard V. Priddy
                                                         Chief Executive Officer